                                                                    Exhibit 99.2

                          NOTICE OF GUARANTEED DELIVERY
                            WITH RESPECT TO TENDER OF
        ANY AND ALL OUTSTANDING 9 1/4% SENIOR SUBORDINATED NOTES DUE 2009
                                 IN EXCHANGE FOR
                    9 1/4% SENIOR SUBORDINATED NOTES DUE 2009
                                       OF
                           BLOCK COMMUNICATIONS, INC.
                   PURSUANT TO THE PROSPECTUS DATED ____, 2002


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   THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON ____,
     2002, UNLESS EXTENDED (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED FROM TIME TO TIME, THE "EXPIRATION DATE"). TENDERS MAY BE WITHDRAWN AT ANY TIME
                           PRIOR THE EXPIRATION DATE.
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                             THE EXCHANGE AGENT IS:
                        WELLS FARGO BANK MINNESOTA, N.A.

BY REGISTERED OR CERTIFIED MAIL:        BY HAND DELIVERY:

Wells Fargo Bank Minnesota, N.A.        Wells Fargo Bank Minnesota, N.A.
213 Court Street, Suite 703             213 Court Street, Suite 703
Middletown, Connecticut 06457           Middletown, Connecticut 06457
Attention:  Corporate Trust Services    Attention:  Corporate Trust Services
Telephone:  (860) 704-6216              Telephone:  (860) 704-6216
Facsimile:  (860) 704-6219              Facsimile:  (860) 704-6219

BY OVERNIGHT DELIVERY:                     BY FACSIMILE:

Wells Fargo Bank Minnesota, N.A.        (860) 704-6219
213 Court Street, Suite 703             Attn: Corporate Trust Services
Middletown, Connecticut  06457          CONFIRM BY TELEPHONE:
Attention:  Corporate Trust Services    (860) 704-6216
Telephone:  (860) 704-6216
Facsimile:  (860) 704-6219

      DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION TO A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

      As set forth in the prospectus (the "Prospectus") dated _____ , 2002 of Block Communications, Inc. (the "Company") and in the accompanying Letter of Transmittal and instructions thereto (the "Letter of Transmittal"), this form or one substantially equivalent thereto must be used to accept the Company's offer (the "Exchange Offer") to exchange new 9 1/4% Senior Subordinated Notes due 2009 (the "Exchange Notes") that have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for all of its outstanding 9 1/4% Senior Subordinated Notes due 2009 (the "Old Notes") if the Letter of Transmittal or any other documents required thereby cannot be delivered to the Exchange Agent, or Old Notes cannot be delivered or if the procedures for book-entry transfer cannot be completed prior to the Expiration Date. This form may be delivered by an Eligible Institution (as defined in the Prospectus) by mail or hand delivery or transmitted via facsimile to the Exchange Agent as set forth above. Capitalized terms used but not defined herein shall have the meaning given to them in the Prospectus.

      This form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the Letter of Transmittal.

               PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

      The undersigned hereby tenders to the Company upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal, receipt of which is hereby acknowledged, the principal amount of Old Notes specified below pursuant to the guaranteed delivery procedures set forth in the section of the Prospectus entitled "The Exchange Offer -- Guaranteed Delivery Procedures." By so tendering, the undersigned does hereby make, at and as of the date hereof, the representations and warranties of a tendering Holder (as defined in the Letter of Transmittal) of Old Notes set forth in the Letter of Transmittal.

      The undersigned understands that tenders of Old Notes may be withdrawn if the Exchange Agent receives at one of its addresses specified on the cover of this Notice of Guaranteed Delivery, prior to the Expiration Date, a facsimile transmission or letter which specifies the name of the person who deposited the Old Notes to be withdrawn and the aggregate principal amount of Old Notes delivered for exchange, including the certificate number(s) (if any) of the Old Notes, and which is signed in the same manner as the original signature on the Letter of Transmittal by which the Old Notes were tendered, including any signature guarantees, all in accordance with the procedures set forth in the Prospectus.

      All authority herein conferred or agreed to be conferred shall survive the death, incapacity, or dissolution of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

      The undersigned hereby tenders the Old Notes listed below:

                            PLEASE SIGN AND COMPLETE

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CERTIFICATE NUMBER OF OLD NOTES                        PRINCIPAL AMOUNT OF OLD
              (IF AVAILABLE)                               NOTES TENDERED
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          SIGNATURE (S) OF REGISTERED HOLDER(S) OR AUTHORIZED SIGNATORY

Name(s)________________________________________________________________________
                             (PLEASE TYPE OR PRINT)

Title:_________________________________________________________________________

Address: ______________________________________________________________________


Area Code and Telephone No.: __________________________________________________


Date: _________________________________________________________________________


If Old Notes will be tendered by book-entry transfer, check the trust company below:

   /   /   The Depository Trust Company

Depository Account No.: _______________________________________________________

                                    GUARANTEE

                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

      The undersigned, a participant in a recognized Signature Guarantee Medallion Program, guarantees deposit with the Exchange Agent of the Letter of Transmittal (or facsimile thereof), together with the Old Notes tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such Old Notes into the Exchange Agent's account at The Depository Trust Company, pursuant to the procedure for book-entry transfer set forth in the Prospectus, and any other required documents, all by 5:00 p.m., New York City time, on the third New York Stock Exchange trading day following the Expiration Date (as defined in the Prospectus).

                                    SIGN HERE

Name of Firm: _________________________________________________________________

Authorized Signature:___________________________________________________________

Name (please type or print):___________________________________________________

Address:_______________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

Area Code and Telephone No.:___________________________________________________

Date:__________________________________________________________________________



DO NOT SEND CERTIFICATES FOR OLD NOTES WITH THIS FORM. ACTUAL SURRENDER OF CERTIFICATES FOR OLD NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A COPY OF THE PREVIOUSLY EXECUTED LETTER OF TRANSMITTAL.

                                  INSTRUCTIONS

      1. DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY. A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at one of its addresses set forth on the cover hereof prior to the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and all other required documents to the Exchange Agent is at the election and risk of the Holder but, except as otherwise provided below, the delivery will be deemed made only when actually received by the Exchange Agent. Instead of delivery by mail, it is recommended that Holders use an overnight or hand delivery service, properly insured. If such delivery is by mail, it is recommended that the Holder use properly insured, registered mail with return receipt requested. For a full description of the guaranteed delivery procedures, see the Prospectus under the caption "The Exchange Offer -- Guaranteed Delivery Procedures." In all cases, sufficient time should be allowed to assure timely delivery. No Notice of Guaranteed Delivery should be sent to the Company.

      2. SIGNATURE ON THIS NOTICE OF GUARANTEED DELIVERY; GUARANTEE OF SIGNATURES. If this Notice of Guaranteed Delivery is signed by the Holder(s) referred to herein, then the signature must correspond with the name(s) as written on the face of the Old Notes, or on the security position listing for Old Notes held at DTC, without alteration, enlargement or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a person other than the Holder(s) listed, this Notice of Guaranteed Delivery must be accompanied by a properly completed bond power signed as the name of the Holder(s) appear(s) on the face of the Old Notes without alteration, enlargement or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and, unless waived by the Company, evidence satisfactory to the Company of their authority so to act must be submitted with this Notice of Guaranteed Delivery.

      3. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Questions relating to the Exchange Offer or the procedure for consenting and tendering as well as requests for assistance or for additional copies of the Prospectus, the Letter of Transmittal and this Notice of Guaranteed Delivery, may be directed to the Exchange Agent at the address set forth on the cover hereof or to your broker, dealer, commercial bank or trust company.